Exhibit 10.41

PARAGON COMMERCIAL BANK
3605 Glenwood Avenue, Suite 100, Raleigh, North Carolina 27612
COMMERCIAL NOTE

	Loan Officer	BKR

Brian K. Reid, Senior Vice President

Date: April 21.2005	Borrower:	Cornerstone Biopharma Holdings. Inc.
Loan Amount. $4.000.000.00       ☑ Revolving Line of Credit       ☐ Non-Revolving Line of Credit      ☐ Term Loan
FOR VALUE RECEIVED, the undersigned, jointly and severally, promise(s) to pay to PARAGON COMMERCIAL BANK (“Bank”), or order, the sum of Four Million and 00/100 Dollars ($4,000,000.00) or so much as shall have been disbursed from time to time and remains unpaid, including or together with interest at the rate and payable in the manner hereinafter stated. Principal and interest shall be payable at Bank at the address indicated above, or such other place as the holder of this Note may designate.
INTEREST RATE
All payments made on this Note will be applied first to accrued Interest and then to principal. Interest will accrue on the unpaid principal balance at the rate set forth below until maturity and will accrue on any unpaid past due interest before maturity and on any unpaid balance after maturity as set forth on the reverse side of this Note. Interest payable on this Note will be at the per annum rate of:
☑ Wall Street Journal Prime + 0.00%
As used in this Note “Wall Street Journal Prime”shall mean the prime rate most recently published in the “Money Rates” section specified in the Eastern Edition of the Wall Street Journal; provided that if more than one such “Prime Rate” is published, the higher of such rate shall be applicable. The term “One Year Treasury Bill” shall mean the annualized interest rate for treasury bills (one year), most recently reported by the Federal Reserve Board on a weekly-average basis, which yield is adjusted for a constant maturity. The term Three Year Treasury Bill” shall mean the annualized interest rate for treasury notes (three year), most recently reported by the Federal Reserve Board on a weekly-average basis, which yield is adjusted for a constant maturity. The term “Five Year Treasury Bill” shall mean the annualized interest rate for treasury notes (five year), most recently reported by the Federal Reserve Board on a weekly-average basis, which yield is adjusted for a constant maturity. The term “Libor (1 Month)” shall mean the London interbank offered rates (“LIBOR”) for one month as most recently published in the “Money Rates” section of the Wall Street Journal. The term “Libor (3 Months)” shall mean the London interbank offered rates (“LIBOR”) for three months as most recently published in the “Money Rates” section of the Wall Street Journal.
Interest will be calculated on the basis of:
☑ Actual days/360 day year       ☐ Actual days/365 day year       ☐ Other

All rates except the “Fixed” rate will be subject to change without prior notice at the sole option of Bank and will be effective:
☑ As of the date the base rate (Prime or Treasury Bill) changes
☐ On the first day of the month after the rate (LIBOR) changes
Effect of Variable Rate: A change in the interest rate will have the following effect on the payments:
☑ The amount of each scheduled payment and the final payment will change.
☐ The amount of each scheduled payment will be fixed for the term of the loan. The final payment will change. If a rate change results in negative amortization, the Bank reserves the right to change the scheduled payment amount fisted herein and shall notify the Borrower at the time of any and all payment changes.
PRINCIPAL PAYMENT TERMS
Principal (and interest if indicated under Interest Payment Terms below) shall be payable as follows:
☑ Payable in one single payment on April 10, 2006 (herein referred to as “Maturity).
☐ Payable in                     consecutive                     payments of $                     (this monthly payment amount may vary based on interest rate changes), commencing on                     and on the same day of each such calendar period thereafter and one final payment of the entire balance due on            (herein referred to as “Maturity”).
☐ Other
INTEREST PAYMENT TERMS
Interest shall be payable in arrears, as follows:
☑ Payable monthly beginning May 10, 2005 and consecutively on the same calendar day of each such calendar period thereafter.
☐ The payment amount selected above under “PRINCIPAL PAYMENT TERMS” includes interest.
ADVANCES
☐ See Advance Addendum (Exhibit A) attached hereto and made a part hereof for an explanation of the line of credit advance terms and conditions.
LATE CHARGE
If any scheduled payment is in default 15 days or more (unless interest on this Note is payable in advance, in which case such period shall be 30 days or more), Obligors agree to pay a late charge equal to 4% of the amount of the payment that is in default, but not more than maximum amount allowed by applicable law.
PREPAYMENT
☐ This Note may be prepaid in whole or in part any time without premium.

☑ This Note may be prepaid in whole or in part from the earnings or existing net worth of the undersigned. Any prepayment of this Note, in whole or in part, in anticipation of, or from the proceeds of, borrowed indebtedness shall be accompanied by the payment of the following fee: NONE
All prepayments will be applied to the most remote installment then unpaid and shall not otherwise reduce the installment payments coming due prior thereto.
COLLATERAL
☑ SECURED. This Note is secured by collateral described In the following security instruments:
☑ Security Agreement dated April covering: A First lien UCC position on all furnishings, equipment and other Items and items of personal property now owned or hereafter acquired, all the Borrower’s intangible assets. Inventory and accounts receivable, whether presently existing or arising in the future, and all proceeds and products form the foregoing (Including Insurance proceeds) recorded by proper UCC filings in the county and state in which the company operates (or location mutually agreed upon by borrower and Bank).
1)	At maturity of this Note, or upon default, Bank is authorized and empowered to apply to the payment hereof, any and all money deposited in Bank in the name of or to the credit of each party, without advance notice, and is authorized to offset any obligation of Bank to any party to the payment hereof.
2)	Collateral securing other loans of each party with Bank may also secure this loan and this loan may also be supported by separate Guaranty Agreements).
SIGNATURES
The undersigned parties are jointly and severally liable for the payment of this Note and have subscribed their names hereto. The provisions printed below are a part of this Note. The provisions of this Note are binding on the heirs, executors, administrators, successors and assigns of each and every party and shall inure to the benefit of the holder, its successors and assigns. This Note is executed under the seal of each of the parties and of the endorsers, if any.
Cornerstone Biopharma Holdings, Inc. (SEAL)
By: /s/ Craig A. Collard             (SEAL)
  Craig A. Collard, President
Additional Terms and Provisions of Note
DEFAULT. Any of the following shall constitute an event of default: (1) the failure to make when due any payment described herein, whether of principal, interest, or otherwise; (2) the failure of any party hereto to perform any of the terms and conditions written into, the Loan Agreement or security instrument(s) securing this Note or any guaranty agreement or security instrument(s) securing such guaranty agreement which apply to this Note; (3) the death, dissolution, merger, consolidation or termination of existence of any party; or if any party is a corporation with thirty-five (35) or fewer shareholders, the aggregate transfer(s) of voting shares in such party whereby persons or entities not owning on the date hereof, singly or in the aggregate, 50% or more of the voting shares of such party, become the owner(s), singly or in the aggregate, of 50% or more of such voting shares, or if such party is a limited or general partnership, any change in general partnership interest(s) in such party; (4) the application for the appointment of a receiver for any party or the filing of a petition under any provisions of the Bankruptcy Code or Act by or against any party or any assignment for the benefit of creditors by or against any party; (5) the failure of any party to furnish from time to time, at Bank’s request, financial information requested with respect to such party without undue delay; (6) a determination by Bank that it deems itself insecure or that an adverse change in the financial condition of any party has occurred since the date hereof; (7) the failure of any party to perform any other obligation to Bank; (B) the termination of any guaranty agreement which applies to this Note.
LATE CHARGES, EXPENSES AND ACCELERATION. Each party agrees to pay any late charges permitted by applicable law that Bank may, in its discretion, charge for late payments. If this Note is not paid in full whenever it becomes due and payable, each party agrees to pay all costs and expenses of collection, including a reasonable attorney’s fee up to the amount of fifteen (15) percent of the then outstanding balance. Upon the occurrence of an event of default, the entire unpaid balance of this Note shall, at the option of Bank, become immediately due and payable, without notice or demand. Failure to exercise the option to accelerate shall not constitute a waiver of the right to exercise same in the event of any subsequent default.
INTEREST. Upon the nonpayment of any payment of interest described herein, the Bank, at its option and without accelerating this Note, may accrue interest on such unpaid interest at the rate(s) applicable hereunder from time to time until maturity of this Note. After maturity of this Note, whether by acceleration or otherwise, interest will accrue on the unpaid principal of this Note and any accrued but unpaid interest shall bear interest at the lesser of (i) the highest contract rate, if any, permitted by applicable law (ii) a rate per annum equal to 2% per annum above the contract interest rate payable immediately prior to maturity. Such interest rate shall apply both before and after any judgment hereon.
WAIVER. Each party waives presentment, demand, protest and notice of dishonor, waives any rights which they may have to require Bank to proceed against any other person or property, agrees that without notice to any party and without affecting any party’s liability, Bank, at any time or times, may grant extensions of the time for payment or other indulgences to any party or permit the renewal, amendment or modification of this Note, the Loan Agreement or any security instruments), or permit the substitution, exchange or release of any security for this Note and may add or release any party primarily or secondarily liable, and agrees that Bank may apply all moneys made available to it from any part of the proceeds from the disposition of any security for this Note either to this Note or to any other obligation of any of the parties to Bank, as Bank may elect from time to time.
PARTIES. Each signatory of this Note is herein sometimes referred to as “Party” or collectively as “Parties” and each agrees to be liable hereunder jointly and severally. This Note shall apply to and bind each party’s heirs, personal representatives, successors and assigns. All references in this Note to Bank shall include the holder hereof and this Note shall inure to the benefit of any holder, its successors and assigns.
PARTIES’ DUE DILIGENCE. The undersigned acknowledge and represent that they have relied upon their own due diligence in making their own independent evaluations of the purposes for which the proceeds of this Note will be used and of the business affairs and financial condition of all parties hereto, and they will continue to be responsible for making their own appraisals of such matters. The undersigned have not relied upon and will not hereafter rely upon Bank for such information for such appraisal or other assessment or review and, further, will not rely upon any such information which may now or hereafter be prepared by Bank.
CREDIT INVESTIGATION. The Bank is authorized to investigate from time to time the credit of each party and to answer questions relating to the Bank’s credit experience with each party.